Exhibit 99.1

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On December 18, 2012, Markel Corporation (Markel or the Company) entered into a definitive agreement and plan of merger with Alterra Capital Holdings Limited (Alterra), pursuant to which Alterra merged with one of the Company's wholly-owned subsidiaries (the Alterra Merger Agreement). The Company completed the transaction on May 1, 2013 (the Acquisition Date). The following preliminary unaudited pro forma consolidated financial statements are based on the separate historical financial statements of Markel and Alterra after giving effect to the acquisition of Alterra by Markel and the issuance of Markel common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the preliminary unaudited pro forma consolidated financial statements. The preliminary unaudited pro forma consolidated balance sheet as of March 31, 2013 is presented as if the transaction had occurred on March 31, 2013. The preliminary unaudited pro forma consolidated income statements for the three months ended March 31, 2013 and for the year ended December 31, 2012 are presented as if the transaction had occurred on January 1, 2012. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the transaction and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations.

The preparation of the preliminary unaudited pro forma consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The preliminary unaudited pro forma consolidated financial statements should be read together with:

•	the accompanying notes to the preliminary unaudited pro forma consolidated financial statements;

•
Markel's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in Markel's Annual Report on Form 10-K for the year ended December 31, 2012;

•
Alterra's separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in Alterra's Annual Report on Form 10-K for the year ended December 31, 2012;

•
Markel's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013 included in Markel's Quarterly Report on Form 10-Q for the three months ended March 31, 2013; and

•
Alterra's separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013 included in Alterra's Quarterly Report on Form 10-Q for the three months ended March 31, 2013.

The preliminary unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles (U.S. GAAP). Markel is the acquirer for accounting purposes.

The preliminary unaudited pro forma adjustments, including the allocation of the acquisition consideration, have been made solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.

A final determination of the acquisition consideration and fair values of Alterra's assets and liabilities will be based on the actual net tangible and intangible assets of Alterra that existed on May 1, 2013, the date the transaction was completed.

Amounts preliminarily allocated to goodwill and intangible assets could change significantly from those allocations used in the preliminary unaudited pro forma consolidated financial statements presented herein and could result in a material change in amortization of acquired intangible assets.

The adjustments that will be recorded as of the completion of the acquisition may differ materially from the information presented in these preliminary unaudited pro forma consolidated financial statements as a result of changes in estimates, assumptions, valuations, and tax studies which have not progressed to a stage where there is sufficient information to make a definitive allocation of acquisition consideration.

The preliminary unaudited pro forma consolidated financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature.

The preliminary unaudited pro forma consolidated financial statements are provided for informational purposes only. Additionally, the preliminary unaudited pro forma consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. Lastly, the preliminary unaudited pro forma consolidated financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the transaction.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(dollars in thousands)

	March 31, 2013
	Markel	Alterra	Adjustments		Total
ASSETS
Fixed maturities (available for sale)	$4,809,825	$5,068,520	$1,395,262	(a)	$11,273,607
Fixed maturities (trading)	—	406,378	(406,378)	(a)	—
Fixed maturities (held to maturity)	—	818,656	(818,656)	(a)	—
Equity securities	2,708,449	—	—		2,708,449
Short-term investments	1,380,318	—	24,744	(a)	1,405,062
Equity method investments	48,595	116,294	271,127	(b)	436,016
Other investments	—	290,861	(290,861)	(b)	—
Total Investments	8,947,187	6,700,709	175,238		15,823,134
Cash and cash equivalents	779,859	958,108	(986,270)	(c)	751,697
Restricted cash and cash equivalents	119,216	340,329	—		459,545
Receivables	511,073	853,446	—		1,364,519
Reinsurance recoverable on unpaid losses	721,813	1,304,103	(44,938)	(d)	1,980,978
Reinsurance recoverable on paid losses	52,679	—	44,938	(d)	97,617
Deferred policy acquisition costs	178,682	169,239	(169,239)	(e)	178,682
Prepaid reinsurance premiums	114,175	301,437	—		415,612
Goodwill	674,918	19,173	407,759	(f)	1,101,850
Intangible assets	400,007	35,351	152,149	(g)	587,507
Other assets	618,382	152,277	(6,712)	(h)	763,947
Total Assets	$13,117,991	$10,834,172	$(427,075)		$23,525,088
LIABILITIES AND EQUITY
Unpaid losses and loss adjustment expenses	$5,286,068	$4,686,705	$120,784	(i)	$10,093,557
Unearned premiums	1,094,312	1,187,030	(166,382)	(j)	2,114,960
Payables to insurance and reinsurance companies	134,405	197,637	—		332,042
Senior long-term debt and other debt	1,732,250	440,538	67,662	(k)	2,240,450
Other liabilities	640,034	322,305	(221,154)	(l)	741,185
Life and annuity benefits	—	1,124,600	329,557	(m)	1,454,157
Total Liabilities	8,887,069	7,958,815	130,467		16,976,351
Redeemable noncontrolling interests	74,501	—	—		74,501
Commitments and contingencies
Shareholders' equity:
Common stock	911,330	96,192	2,233,050	(n)	3,240,572
Retained earnings	2,160,060	862,151	(873,578)	(o)	2,148,633
Accumulated other comprehensive income	1,080,119	192,753	(192,753)	(p)	1,080,119
Additional paid-in capital	—	1,724,261	(1,724,261)	(q)	—
Total Shareholders' Equity	4,151,509	2,875,357	(557,542)		6,469,324
Noncontrolling interests	4,912	—	—		4,912
Total Equity	4,156,421	2,875,357	(557,542)		6,474,236
Total Liabilities and Equity	$13,117,991	$10,834,172	$(427,075)		$23,525,088

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31, 2013
	Markel	Alterra	Adjustments		Total
OPERATING REVENUES
Earned premiums	$564,587	$345,261	$—		$909,848
Net investment income	64,617	49,099	(1,867)	(r)	111,849
Other-than-temporary impairment losses	—	(369)	—		(369)
Other-than-temporary impairment losses recognized in other comprehensive income	—	217	—		217
Other-than-temporary impairment losses recognized in net income	—	(152)	—		(152)
Net realized and unrealized investment gains, excluding other-than-temporary impairment losses	17,917	40,395	804	(s)	59,116
Net realized investment gains	17,917	40,243	804		58,964
Other revenues	172,743	6,342	—		179,085
Total Operating Revenues	819,864	440,945	(1,063)		1,259,746
OPERATING EXPENSES
Losses and loss adjustment expenses	287,896	203,557	(1,261)	(t)	490,192
Underwriting, acquisition and insurance expenses	228,673	—	114,590	(u)	343,263
Acquisition costs	—	56,773	(56,773)	(u)	—
General and administrative expenses	—	57,817	(57,817)	(u)	—
Amortization of intangible assets	9,615	—	2,167	(v)	11,782
Other expenses	152,317	14,763	(8,353)	(w)	158,727
Total Operating Expenses	678,501	332,910	(7,447)		1,003,964
Operating Income	141,363	108,035	6,384		255,782
Interest expense	23,574	8,132	(1,731)	(x)	29,975
Income Before Income Taxes	117,789	99,903	8,115		225,807
Income tax expense	28,526	719	37,060	(y)	66,305
Net Income	$89,263	$99,184	$(28,945)		$159,502
Net income attributable to noncontrolling interests	361	—	—		361
Net Income to Shareholders	$88,902	$99,184	$(28,945)		$159,141
NET INCOME PER SHARE
Basic	$9.53	$1.04	n/m		$11.55
Diluted	$9.50	$0.99	n/m		$11.50

n/m - not meaningful

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(dollars in thousands, except per share data)

	Year Ended December 31, 2012
	Markel	Alterra	Adjustments		Total
OPERATING REVENUES
Earned premiums	$2,147,128	$1,362,706	$—		$3,509,834
Net investment income	282,107	218,964	(10,769)	(r)	490,302
Other-than-temporary impairment losses	(12,078)	(9,552)	—		(21,630)
Other-than-temporary impairment losses recognized in other comprehensive income	—	2,644	—		2,644
Other-than-temporary impairment losses recognized in net income	(12,078)	(6,908)	—		(18,986)
Net realized and unrealized investment gains, excluding other-than-temporary impairment losses	43,671	70,886	(3,830)	(s)	110,727
Net realized investment gains	31,593	63,978	(3,830)		91,741
Other revenues	539,284	12,818	—		552,102
Total Operating Revenues	3,000,112	1,658,466	(14,599)		4,643,979
OPERATING EXPENSES
Losses and loss adjustment expenses	1,154,068	926,445	1,887	(t)	2,082,400
Underwriting, acquisition and insurance expenses	929,472	—	481,356	(u)	1,410,828
Acquisition costs	—	250,097	(250,097)	(u)	—
General and administrative expenses	—	231,259	(231,259)	(u)	—
Amortization of intangible assets	33,512	—	8,669	(v)	42,181
Other expenses	478,248	59,330	(27,338)	(w)	510,240
Total Operating Expenses	2,595,300	1,467,131	(16,782)		4,045,649
Operating Income	404,812	191,335	2,183		598,330
Interest expense	92,762	35,644	(6,718)	(x)	121,688
Income Before Income Taxes	312,050	155,691	8,901		476,642
Income tax expense	53,802	11,885	21,121	(y)	86,808
Net Income	$258,248	$143,806	$(12,220)		$389,834
Net income attributable to noncontrolling interests	4,863	—	—		4,863
Net Income to Shareholders	$253,385	$143,806	$(12,220)		$384,971
NET INCOME PER SHARE
Basic	$25.96	$1.47	n/m		$27.22
Diluted	$25.89	$1.43	n/m		$27.10

n/m - not meaningful

See accompanying notes to the preliminary unaudited pro forma consolidated financial statements.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The preliminary unaudited pro forma consolidated balance sheet as of March 31, 2013 and the preliminary unaudited pro forma consolidated income statements for the three months ended March 31, 2013 and the year ended December 31, 2012 are based on the historical financial statements of Markel and Alterra after giving effect to the completion of the acquisition of Alterra by Markel and the assumptions and adjustments described in the accompanying notes. They do not reflect cost savings or operating synergies expected to result from the transaction, the costs to achieve these cost savings or operating synergies, or any disposition of assets that may result from the integration of the operations of the two companies.

The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, with Markel as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the Alterra assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. Certain amounts have been reclassified to conform to the current presentation, including the reclassification of underwriting results for Alterra's life and annuity reinsurance business into other revenues and other expenses.

2. Preliminary Acquisition Consideration

On December 18, 2012, Markel and Alterra entered into the Alterra Merger Agreement. The purchase consideration to Alterra equity holders included approximately 4.4 million shares of Markel common stock and approximately $1.0 billion of cash. At the closing (as defined in the Alterra Merger Agreement) each outstanding Alterra common share (other than any restricted shares that did not vest in connection with the transaction) were converted into the right to receive 0.04315 shares of Markel common stock and $10.00 in cash (Merger Consideration). Under the Alterra Merger Agreement the 1.7 million stock options outstanding under Alterra's equity incentive plans were exchanged for Markel stock options at an exchange ratio of 0.06252 (the Incentive Award Exchange Ratio). Each outstanding Alterra restricted stock unit and restricted common share was converted into a Markel restricted stock unit or restricted stock based upon the Incentive Award Exchange Ratio. Each outstanding Alterra warrant was converted into the right to receive the Merger Consideration.

The share price used in determining the preliminary acquisition consideration was based upon the value of shares of Markel common stock on April 30, 2013 and Alterra common shares and equity awards outstanding as of March 31, 2013. The preliminary acquisition consideration also includes the fair value of Alterra restricted stock and restricted stock units, options, and warrants that are vested and either exercised or converted as of the closing of the transaction.

The preliminary acquisition consideration is calculated as follows:

Calculation of Acquisition Consideration

(dollars and shares in thousands, except per share data)
Alterra common shares outstanding as of March 31, 2013 (including the dilutive effect of warrants)	98,627
Exchange ratio per the Alterra Merger Agreement	0.04315
Markel share issuance to Alterra shareholders	4,256
Shares of Alterra restricted stock and restricted stock units outstanding as of March 31, 2013	2,543
Incentive Award Exchange Ratio per the Alterra Merger Agreement	0.06252
Markel restricted stock and restricted stock unit issuance to Alterra restricted stock and restricted stock unit holders	159
Multiplied by Markel's weighted average price per share on April 30, 2013 (1)	$529.59
Markel share, restricted stock, and restricted stock unit issuance consideration, net of taxes	$2,313,681
Alterra common shares outstanding as of March 31, 2013 that would receive cash consideration (including dilutive effect of warrants)	98,627
Multiplied by Markel's cash price component, per share	$10.00
Markel cash consideration	$986,270
Estimated fair value of Markel stock option issuance to Alterra stock option holders as of March 31, 2013, net of taxes	$9,430
Unrecognized compensation on unvested restricted stock and restricted stock units	$(22,898)
Total acquisition consideration	$3,286,483

(1)	The fair value of the shares issued by the Company was calculated as the weighted average price of the Company's stock on April 30, 2013, the day preceding the Acquisition Date.

3. Preliminary Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and identifiable intangible assets and assumed liabilities of Alterra based on their estimated fair values as of the closing of the transaction. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The acquisition consideration is preliminary because the shares of Alterra common stock outstanding and restricted stock and restricted stock units used herein were the number outstanding as of March 31, 2013. The preliminary allocation is based on estimates, assumptions, valuations, and tax studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation reflected in the preliminary unaudited pro forma adjustments will remain preliminary until Markel management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable and will be based on the value of the Markel weighted average share price at April 30, 2013 of $529.59. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the preliminary unaudited pro forma consolidated financial statements.

The total preliminary acquisition consideration is allocated to Alterra's tangible and identifiable intangible assets and liabilities as of March 31, 2013 based on their preliminary fair values as follows:

Preliminary Acquisition Consideration Allocation

(dollars in thousands)	March 31, 2013
ASSETS
Investments	$6,875,947
Cash and cash equivalents	958,108
Restricted cash and cash equivalents	340,329
Receivables	853,446
Reinsurance recoverable on unpaid losses	1,259,165
Reinsurance recoverable on paid losses	44,938
Prepaid reinsurance premiums	301,437
Other assets	381,090
LIABILITIES
Unpaid losses and loss adjustment expenses	$4,807,489
Life and annuity benefits	1,454,157
Unearned premiums	1,020,648
Payables to insurance and reinsurance companies	197,637
Senior long-term debt	508,200
Other liabilities	354,278
Net assets	$2,672,051
Goodwill	426,932
Intangible assets	187,500
Acquisition Consideration	$3,286,483

Approximately $150 million has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of amortizable intangible assets is reflected as a pro forma adjustment to the preliminary unaudited pro forma consolidated financial statements.

Identifiable intangible assets.    The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows:

(dollars in thousands)	March 31, 2013	Estimated Useful Life (Years)
Customer relationships	$113,000	18
Broker relationships	18,000	18
Technology	18,000	10
Trade names	1,000	1
Lloyd's syndicate capacity	12,000	indefinite
Licenses	25,500	indefinite
Total Identified Intangible Assets	$187,500

Goodwill.  Goodwill represents the excess of the preliminary acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the identifiable net tangible and intangible assets are the skill sets, operations and synergies that can be leveraged to enable the combined company to build a stronger enterprise. In accordance with ASC 350, Intangibles-Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. If management determines that the value of goodwill has become impaired, the combined company will incur a charge to earnings for the amount of the impairment during the period in which the determination is made.

4. Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The preliminary unaudited pro forma financial information is not necessarily indicative of what the financial position and results from operations actually would have been had the transaction been completed at the dates indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined company would have been, nor necessarily indicative of the financial position of the post-transaction periods. The preliminary unaudited pro forma financial information does not give consideration to the impact of expense efficiencies, synergies, integration costs, asset dispositions, or other actions that may result from the transaction.

The following preliminary unaudited pro forma adjustments result from accounting for the transaction, including the determination of fair value of the assets, liabilities, and commitments which Markel, as the acquirer for accounting purposes, will acquire and assume from Alterra. The descriptions related to these preliminary adjustments are as follows:

Balance Sheet

(dollars in thousands)		Increase (decrease) as of March 31, 2013
(a)	Adjustments to fixed maturity securities, available for sale	$1,395,262
	To reclassify trading securities to available for sale to conform accounting policies	(406,378)
	To reclassify the carrying value of held to maturity securities to available for sale to conform accounting policies	(818,656)
	To reclassify fixed maturity securities, available for sale to short term investments to conform accounting policies	24,744
	To reflect fixed maturity securities, available for sale, at fair value	194,972
(b)	Adjustments to equity method investments	271,127
	To reclassify hedge funds at fair value to equity method investments to conform accounting policies	290,861
	To reflect equity method investments at fair value	(19,734)
(c)	To reflect cash paid to Alterra's shareholders	(986,270)
(d)	To reclassify reinsurance recoverable on paid losses to conform presentation	(44,938)
(e)	To reflect deferred acquisition costs at fair value	(169,239)
(f)	To reflect goodwill at fair value	407,759
(g)	To reflect intangible assets at fair value	152,149
(h)	Adjustments to other assets	(6,712)
	To reclassify Markel's net deferred tax liabilities to other assets	(264,554)
	To reflect the deferred tax effects of the acquisition	267,006
	To reflect other assets at fair value	(9,164)
(i)	To reflect unpaid losses and loss adjustment expenses at fair value	120,784
(j)	To reflect unearned premiums at fair value	(166,382)
(k)	To reflect the Alterra senior notes at fair value	67,662
(l)	Adjustments to other liabilities	(221,154)
	To reflect estimated transaction costs, net of taxes, as of the closing date	32,512
	To reflect other liabilities at fair value	10,888
	To reclassify Markel's net deferred tax liabilities to other assets	(264,554)
(m)	To reflect life and annuity benefits at fair value	329,557
(n)	Adjustments to common stock	2,233,050
	To reflect the elimination of Alterra's common stock	(96,192)
	To reflect the issuance of Markel equity instruments	2,329,242
(o)	To reflect estimated transaction costs, net of taxes, and the elimination of Alterra's retained earnings	(873,578)
(p)	To reflect the elimination of Alterra's accumulated other comprehensive income	(192,753)
(q)	To reflect the elimination of Alterra's additional paid-in capital	(1,724,261)

 Income Statements

(dollars in thousands)		Increase (decrease) for the Three Months Ended March 31, 2013	Increase (decrease) for Year Ended December 31, 2012
(r)	To amortize the fair value adjustment of fixed maturity securities, available for sale, net of historical amortization	$(1,867)	$(10,769)
(s)	To reclassify unrealized gains in conjunction with the reclassification of fixed maturities, trading to fixed maturities, available for sale	804	(3,830)
(t)	To amortize the fair value adjustment of unpaid losses and loss adjustment expenses to net income, net of historical amortization	(1,261)	1,887
(u)	Adjustments to reclassify underwriting, acquisition and insurance expenses	114,590	481,356
	To reclassify policy acquisition costs to conform accounting presentation	(56,773)	(250,097)
	To reclassify general and administrative expenses to conform presentation	(57,817)	(231,259)
(v)	To amortize the fair value adjustment of intangible assets, net of historical amortization expense	2,167	8,669
(w)	Adjustment to other expenses	(8,353)	(27,338)
	To amortize the fair value adjustment of life and annuity benefits	(5,679)	(21,232)
	To reflect the reversal of the effects of nonrecurring transaction costs	(2,674)	(6,106)
(x)	To amortize the fair value adjustment of senior notes	(1,731)	(6,718)
(y)	To reflect income tax expense at the U.S. statutory rate of 35%	37,060	21,121

5. Income Taxes

Alterra and Alterra Bermuda Limited are incorporated in Bermuda and under Bermuda law and prior to the acquisition were not taxed on either income or capital gains. Alterra's other consolidated subsidiaries are based in the United States, Ireland, Latin America and the United Kingdom and are subject to the tax laws of those jurisdictions and the jurisdictions in which they operate. As a result of the acquisition, as of May 1, 2013 Alterra and its non-U.S. subsidiaries became controlled foreign corporations or are now treated as U.S. entities in accordance with the Internal Revenue Code and, therefore, are subject to U.S. income tax at a statutory rate of 35%. The acquisition was taxable to U.S. shareholders of Alterra, and Markel elected to treat it as an asset acquisition under section 338(g) of the U.S. Internal Revenue Code of 1986, as amended. The tax impact of the preliminary pro forma adjustments is estimated on each pro forma financial statement based on the applicable tax impact on the entity that is expected to sustain the related pre-tax charge or benefit.

6. Net Income Per Share

Preliminary pro forma net income per share for the three months ended March 31, 2013 and for the year ended December 31, 2012 have been calculated using Markel's historic weighted average common shares outstanding plus the common shares assumed to be issued to Alterra shareholders in accordance with the Alterra Merger Agreement as of such dates.

The following table sets forth the calculation of basic and diluted preliminary pro forma net income per share for the three months ended March 31, 2013.

	Three Months Ended March 31, 2013
(in thousands, except per share amounts)	Basic	Diluted
Preliminary pro forma net income to shareholders	$159,141	$159,141
Adjustment of Markel redeemable noncontrolling interests	2,886	2,886
Adjusted preliminary pro forma net income to shareholders	$162,027	$162,027
Weighted average common shares outstanding:
Historic Markel	9,636	9,636
Historic Markel dilutive potential common shares	—	30
Adjusted weighted average common shares outstanding	9,636	9,666
Markel share issuance to Alterra shareholders	4,391	4,391
Dilutive effect of Markel option, restricted stock and restricted stock unit issuance to Alterra option, restricted stock and restricted stock unit holders	—	35
Preliminary pro forma adjusted weighted average common shares outstanding	14,027	14,092
Preliminary pro forma net income per share	$11.55	$11.50

The following table sets forth the calculation of basic and diluted preliminary pro forma net income per share for the year ended December 31, 2012.

	Year Ended December 31, 2012
(in thousands, except per share amounts)	Basic	Diluted
Preliminary pro forma net income to shareholders	$384,971	$384,971
Adjustment of Markel redeemable noncontrolling interests	(3,101)	(3,101)
Adjusted preliminary pro forma net income to shareholders	$381,870	$381,870
Weighted average common shares outstanding:
Historic Markel	9,640	9,640
Historic Markel dilutive potential common shares	—	26
Adjusted weighted average common shares outstanding	9,640	9,666
Markel share issuance to Alterra shareholders	4,391	4,391
Dilutive effect of Markel option, restricted stock and restricted stock unit issuance to Alterra option, restricted stock and restricted stock unit holders	—	35
Preliminary pro forma adjusted weighted average common shares outstanding	14,031	14,092
Preliminary pro forma net income per share	$27.22	$27.10